Exhibit 32
Certifications Pursuant to 18 U.S.C. Section 1350
In connection with the Quarterly Report of National Mentor Holdings, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350 that, to his knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 16, 2011	By:	/s/ Edward M. Murphy
Edward M. Murphy
Chief Executive Officer

Date: May 16, 2011	By:	/s/ Bruce F. Nardella
Bruce F. Nardella
President and Chief Operating Officer

Date: May 16, 2011	By:	/s/ Denis M. Holler
Denis M. Holler
Chief Financial Officer and Treasurer